                                                               Exhibit (a)(1)(v)


                          NOTICE OF GUARANTEED DELIVERY
                                       for
                   7% Convertible Subordinated Notes Due 2005
                                       of
                                Interliant, Inc.


     As set forth in the Offering Circular, dated November 9, 2001 (the "Offering Circular"), of Interliant, Inc. (the "Company") and in the
 -----------------                              -------
accompanying Letter of Transmittal and instructions thereto (the "Letter of
                                                                  ---------
Transmittal"), this form or one substantially equivalent hereto must be used to
-----------
accept the Company's exchange offer (the "Exchange Offer") to purchase its
                                          --------------
outstanding 7% Convertible Subordinated Notes due 2005 (the "Subordinated
                                                             ------------
Notes") if (i) certificates representing the Subordinated Notes to be tendered
-----
for purchase and payment are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Subordinated Notes or other required documents to reach the Exchange Agent prior 5:00 p.m. New York City time on December 12, 2001 or prior to the end of any applicable extension period for the Exchange Offer (the "Expiration Date"), or
                                                         ---------------
(iii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by one of the institutions identified by Instruction 2 of the Letter of Transmittal as an Eligible Guarantor Institution by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below. All capitalized terms not defined herein are defined in the Offering Circular and the Letter of Transmittal.

  ----------------------------------------------------------------------------

   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 12, 2001 UNLESS THE OFFER IS EXTENDED. TENDERS OF SUBORDINATED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE BUSINESS DAY PRIOR TO THE EXPIRATION DATE.

  ----------------------------------------------------------------------------

To:  The Chase Manhattan Bank, Exchange Agent

            By Mail:                  By Hand until 4:30:            By Hand After 4:30 and
                                                                      By Overnight Courier:

    The Chase Manhattan Bank        The Chase Manhattan Bank        The Chase Manhattan Bank
     Money Market Operations         Money Market Operations         Money Market Operations
    55 Water Street, Room 234       55 Water Street, Room 234       55 Water Street, Room 234
         North Building                  North Building                   North Building
    New York, New York 10041         New York, New York 10041        New York, New York 10041
     Attention: Victor Matis         Attention: Victor Matis          Attention: Victor Matis

                    By Facsimile Transmission: (212) 638-7380

                      Confirm by Telephone: (212) 638-0459

     Delivery of this instrument to an address, or transmission via telegram, telex or facsimile, other than as set forth above will not constitute a valid delivery.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Subordinated Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Offering Circular.

     The undersigned agrees that tenders of Subordinated Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned agrees that tenders of Subordinated Notes pursuant to the Exchange Offer may be withdrawn any time prior to the Expiration Date as provided in the Offering Circular.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Signatory: _____________________________    ____________________________________

________________________________________    ____________________________________

________________________________________    ____________________________________

Principal Amount of Subordinated Notes      Address: ___________________________
Tendered:

________________________________________    ____________________________________

Certificate No (s). of Subordinated         Area Code and Telephone No.: _______
Notes (if available):
                                            If Subordinated Notes will be
________________________________________    delivered by book-entry transfer
                                            at The Depository Trust Company,
________________________________________    provide account number.

Date: __________________________________
                                            Depository Account No.: ____________

This Notice of Guaranteed Delivery must be signed by the registered holder (s) of Subordinated Notes exactly as its (their) name (s) appear on certificates for Subordinated Notes or on a security position listing as the owner of Subordinated Notes or by person (s) authorized to become registered holder (s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                          Please print name (s) and address (es)

Name (s):       ________________________________________________________________

                ________________________________________________________________

Capacity:       ________________________________________________________________

Address (es):   ________________________________________________________________

                ________________________________________________________________

                ________________________________________________________________

Do not send certificates for Subordinated Notes with this form. Certificates for Subordinated Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

                                    GUARANTEE

                    (Not to be used for signature guarantee)

     The undersigned, an Eligible Guarantor Institution, hereby (a) represents that each holder of Subordinated Notes on whose behalf this tender is being made "own (s)" the Subordinated Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Subordinated Notes complies with such Rule 14e-4, and (c) guarantees that, within three Nasdaq trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Subordinated Notes covered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Subordinated Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Offering Circular) and required documents will be deposited by the undersigned with the Exchange Agent.

The undersigned acknowledges that it must deliver the Letter of Transmittal and Subordinated Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm: ___________________________   ____________________________________
                                                     Authorized Signature

Address: ________________________________   Name: ______________________________

_________________________________________   Title: _____________________________

_________________________________________   Date: ______________________________

Area Code and Telephone No.: ____________